DECLARATION OF TRUST
                               OF
                  FEDERAL-MOGUL FINANCING TRUST


     THIS DECLARATION OF TRUST is made as of November 21,1997 (this "Declaration"), by and between Federal-Mogul Corporation, a Michigan corporation, as sponsor (the "Sponsor"), and The Bank of New York (Delaware), a Delaware banking corporation, as trustee
(the "Trustee"). The Sponsor and the Trustee hereby agree as follows:

     1. The trust created hereby shall be known as "Federal-Mogul Financing Trust" (the "Trust"), in which name the Trustee or the Sponsor, to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Sponsor hereby assigns, transfers, conveys and sets over to the Trust the sum of $l0. Such amount shall constitute the initial trust estate, It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in such form as the Trustee may approve.

     3. The Sponsor and the Trustee will enter into an amended and restated Declaration satisfactory to each such party to provide for the contemplated operation of the Trust created hereby and the issuance of the Convertible Preferred Securities and Common Securities referred to therein. Prior to the execution and delivery of such amended and restated Declaration, the Trustee shall not have any duty or obligation hereunder or with respect of the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise. Notwithstanding the foregoing, the Trustee may take all actions deemed proper as are necessary to effect the transactions contemplated herein.

     4. The Sponsor, as sponsor of the Trust, is hereby authorized, in its discretion, (i) to prepare one or more offering memoranda in preliminary and final form relating to the offering and sale of Convertible Preferred Securities of the Trust in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and such other forms or filings as may be required by the 1933 Act, the Securities
Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939, as amended, in each ease relating to the Convertible
Preferred Securities of the Trust; (ii) to file and execute on behalf of the Trust, such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents that shall be necessary or desirable to register or establish the exemption from registration of the Convertible Preferred Securities of the Trust under the securities or "Blue Sky" laws of such jurisdictions as the Sponsor, on behalf of the Trust, may deem necessary or desirable;
(iii) to execute and file an application, and all other applications, statements, certificates, agreements and other instruments that shall be necessary or desirable, to the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market and, if and at such time as determined by the Sponsor, to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing or quotation of the Convertible Preferred Securities of the Trust; (iv) to execute and deliver letters or documents to, or instruments for filing with, a depository relating to the Convertible Preferred Securities of the Trust; and (v) to execute, deliver and perform on behalf of the Trust one or more purchase agreements, registration rights agreements, dealer manager agreements, escrow agreements and other related agreements providing for or relating to the sale of the Convertible Preferred Securities of the Trust.

     In the event that any filing referred to in this Section 4 is required by the rules and regulations of the Securities and Exchange Commission (the "Commission"), PORTAL or state
Securities or Blue Sky laws to be executed on behalf of the Trust by the Trustee, the Trustee, in its capacity as trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing, it being understood that the Trustee, in its capacity as trustee of the Trust, shall not be required to join in any such filing or execute on behalf of the Trust any such document unless required by the rules and regulations of the Commission, PORTAL or state securities or Blue Sky laws.

     5.   This Declaration may be executed in one or more counterparts.

     6. The number of trustees of the Trust initially shall be one and thereafter the number of trustees of the Trust shall be such number as shall be fixed from time to time by a written instrument signed by the Sponsor which may increase or decrease the number of trustees of the Trust; provided, however, that to the extent required by the Business Trust Act, one trustee of the Trust shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in the State of Delaware and otherwise meets the requirements of applicable Delaware law.
Subject to the foregoing, the Sponsor is entitled to appoint or remove without cause any trustee of the Trust at any time. Any trustee of the Trust may resign upon thirty days' prior notice to the Sponsor.

     7. This Declaration shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

     8. In the event that this Declaration is not amended and restated within ninety days after the date hereof, the Trust shall be automatically terminated,

     9. To the fullest extent permitted by applicable law, the Sponsor shall indemnify and hold harmless the Trustee from and against any loss, damage or claim incurred by the Trustee by reason of any act or omission performed or omitted by the Trustee in good faith on behalf of the Trust and in a manner the Trustee reasonably believed to be within the scope of authority conferred on the Trustee by this Declaration, except that the Trustee shall not be entitled to be indemnified in respect of any loss, damage or claim incurred by the Trustee by reason of gross negligence or willful misconduct with respect to such acts or omissions.


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


     IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                                  FEDERAL-MOGUL CORPORATION,
                                  as Sponsor


                                  By: /s/ Diane L. Kaye
                                      ------------------------------
                                      Name:  Diane L. Kaye
                                      Title: Vice President, General
                                             Counsel and Secretary


                                  THE BANK OF NEW YORK (DELAWARE),
                                  not in its individual capacity but solely as trustee of the Trust


                                  By:
                                      ------------------------------
                                      Name:
                                      Title:


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


     IN WITNESS WHEREOF, the parties hereto have caused this Declaration to be duly executed as of the day and year first above written.

                                  FEDERAL-MOGUL CORPORATION,
                                  as Sponsor


                                  By:
                                      ------------------------------
                                      Name:
                                      Title:



                                  THE BANK OF NEW YORK (DELAWARE),
                                  not in its individual capacity but solely as trustee of the Trust


                                  By: /s/ Walter N. Gitlin
                                      ------------------------------
                                      Name:  WALTER N. GITLIN
                                      Title:    Authorized Signatory


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